Exhibit 10x-2

SCHEDULE OF INDEMNIFICATION AGREEMENTS FOR DIRECTORS

In accordance with the Instructions to Item 601 of Regulation S-K, the Registrant has omitted filing the Indemnification Agreements for Directors by and between Rogers Corporation and the following Directors as exhibits to this Form 10-K because they are identical to the Form of Indemnification Agreement for Directors (the “Form Agreement”) by and between Rogers Corporation and certain Directors, which was filed on Form 8-K on December 14, 2004.

1.	Leonard M. Baker
2.	Walter E. Boomer
3.	Edward L. Diefenthal
4.	Gregory B. Howey
5.	Leonard R. Jaskol
6.	Eileen S. Kraus
7.	William E. Mitchell
8.	Robert G. Paul
9.	Charles M. Brennan, III
10.	Carol R. Jensen
11.	Dr. J. Carl Hsu